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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

         To Be Held on June 5, 2002

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 5, 2002 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1.
  To elect three Class III directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected.

  2.
  To consider and act upon a proposal to amend the Company's 1998 Employee Stock Purchase Plan.

  3.
  To consider and act upon a proposal to amend the Company's 1998 Director Stock Option Incentive Plan.

  4.
  To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed April 22, 2002 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

        You are cordially invited to attend the Meeting.

                      By Order of the Board of Directors
                      RICHARD L. BAILLY,
                       Secretary

Boston, Massachusetts
April 26, 2002

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2002

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 5, 2002, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about April 26, 2002. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 22, 2002 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,340,211 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of: (i) the election of the nominees as directors; (ii) amendment of the 1998 Employee Stock Purchase Plan; and (iii) amendment of the 1998 Director Stock Option Incentive Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

Proposal No. 1
ELECTION OF DIRECTORS

        At the Meeting, three Class III directors are to be elected to serve until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        The Company's Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Certificate of Incorporation, as amended, provides that the number of directors that will constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The terms of Richard L. Bailly, Peter R. Worrell and Michael J. Ross expire at the Meeting. Messrs. Bailly, Worrell and Ross are being nominated for election as Class III directors, each to hold office until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires, If Elected, and Class
R. Jeffrey Bailly	40	President, Chief Executive Officer and Director	1995	2003, Class I
William H. Shaw(1)	74	Chairman of the Board of Directors	1963	2004, Class II
Richard L. Bailly	68	Secretary and Director	1963	2005, Class III
William C. Curry (1)(2)	68	Director	1990	2003, Class I
Kenneth L. Gestal	53	Director	1996	2004, Class II
Peter R. Worrell (1)(2)	45	Director	1997	2005, Class III
Michael J. Ross (2)	47	Director	1998	2005, Class III

(1)
Member of the Company's Audit Committee

(2)
Member of the Company's Compensation Committee

        Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director and Vice Chairman of Children's Friends and Family Services, a not for profit organization located in Salem, Massachusetts. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

        Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw has also served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source America, Inc., a package recycling company.

        Mr. Richard Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 to June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

        Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc., which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date. Mr. Curry is a director of several privately owned companies.

        Mr. Gestal has served as a director of the Company since 1996. Mr. Gestal is CEO of Decision Capital, L.P., an alternative investment money management group. From November 1997 through December 1998, Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was Chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

        Mr. Worrell has served as a director of the Company since 1997. Mr. Worrell is the Managing Director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

        Mr. Ross has served as a director of the Company since 1998. Mr. Ross is chairman and a director of Dalriada Ltd., an investment and development company based in the UK. From October, 2000 to June, 2001, Mr. Ross served as chairman and as a director of ixpanse inc., a telecommunications infrastructure company. Since 1996, Mr. Ross has served as the chairman and a director of Glassbox Inc., which advises organizations in the UK on corporate and public issues. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a worldwide cosmetics manufacturer and retailer of consumer products.

Meetings of the Board of Directors

        The Board of Directors of the Company held six meetings during 2001. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

Committees

        The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

Compensation

        The Board of Directors has a Compensation Committee, which met on three occasions in 2001 and is currently composed of Messrs. Curry, Ross and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

Audit

        The Board of Directors has an Audit Committee, which met six times in 2001 and is currently composed of Messrs. Curry, Shaw and Worrell. The responsibilities of the Audit Committee are to (1) recommend the particular person or firm to be employed by the Company as its independent auditors; (2) consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; (4) consult periodically with the independent auditor with regard to the adequacy of internal controls; and (5) evaluate and ensure that the independent auditor is independent and, if the Committee so chooses, to consult with the Chief Financial Officer and other officers and employees as the Committee may deem appropriate.

        The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee charter and the rules of the Nasdaq Market. The Audit Committee acts under a written charter first adopted and approved on June 9, 2000. The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

        Fiscal 2001 Audit Firm Fee Summary.    During fiscal 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

        Audit Fees.    Arthur Andersen LLP billed the Company an aggregate of $64,950 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

        Financial Information Systems Design And Implementation Fees.    None.

        All Other Fees.    Arthur Andersen LLP billed the Company an aggregate of $33,750 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001, primarily related to the employee benefit plan audit and tax compliance.

Report of the Audit Committee

        The Audit Committee has:

  •
  reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001;

  •
  discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  •
  received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor's independence; and

  •
  based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors:

                      William H. Shaw
                      William C. Curry
                      Peter R. Worrell

Compensation of Directors

        In 2001, nonemployee directors of the Company were entitled to receive (i) an annual $5,000 fee, (ii) if applicable, an annual committee membership fee of $1,500 per year (with a maximum fee of $3,000), (iii) a fee of $750 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $375 plus reimbursement of expenses for each 1/2 day committee meeting attended. Messrs. Gestal, Curry, Ross and Worrell elected to receive stock options in lieu of their respective annual Board of Directors' fees and committee membership fees pursuant to the Company's 1998 Director Stock Option Incentive Plan (the "Director Plan"). Mr. Shaw received $13,500 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $50,000 in consulting fees pursuant to an agreement with the Company dated September 1993. See "Consulting Contracts." In addition, each nonemployee director is eligible to receive stock options pursuant to the Director Plan.

        The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees received by each nonemployee director in 2001:

Director	Annual Board of Directors Fees ($)	Annual Committee Membership Fees ($)	Attendance Fees ($)	Number of Shares of Common Stock Underlying Stock Options Granted in Lieu of Annual Fees(1)
William C. Curry	—	—	5,625	14,545(2)
Kenneth L. Gestal	—	—	4,500	9,091(3)
Peter R. Worrell	—	—	5,625	17,273(4)
Michael J. Ross	—	—	3,750	14,545(5)
Richard L. Bailly	5,000	—	4,500	—
William H. Shaw	13,500	—	—	—

(1)
These options have an exercise price of $1.65, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2)
Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(3)
Granted in lieu of additional annual fees of $5,000 to which the director was entitled.

(4)
Granted in lieu of additional annual fees of $9,500 to which the director was entitled.

(5)
Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

        1998 Director Stock Option Incentive Plan.    Effective July 15, 1998, the Company adopted the 1998 Director Stock Option Incentive Plan (as amended February 24, 1999, and as further amended on July 2, 2001, the "Director Plan") to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. See "Proposal No. 3—Proposal to Amend the Company's 1998 Director Stock Option Incentive Plan" for more information.

        Consulting Contracts.    William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

        Richard L. Bailly retired as the Company's Executive Vice President on June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly will serve as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

        Indemnification Agreements.    The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

        The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Security Ownership of Directors, Officers and Principal Stockholders

        The following table sets forth certain information as of April 22, 2002, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

Name	Shares of Common Stock Beneficially Owned (1)	Percent of Class
R. Jeffrey Bailly(2)(3) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	894,182	18.6%
William H. Shaw(4)(5) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	571,202	13.1%
Richard L. Bailly(6)(5) c/o UFP Technologies, Inc. 172 East Main Street Georgetown, MA 01833	429,871	9.9%
Eliot H. Sherman 14 Timber Ledge Dr. Holliston, MA 01746	273,684	6.3%
Ronald J. Lataille(2)(3)	193,331	4.4%
Peter R. Worrell(5)(7)	189,903	4.3%
William C. Curry(5)(8)	96,117	2.2%
Kenneth L. Gestal(5)	75,939	1.7%
Richard LeSavoy(2)	56,853	1.3%
Wayne G. Williams(2)	52,069	1.2%
Michael J. Ross(5)	35,681	*
Paul Brateris(2)	6,250	*
All executive officers and directors as a group (11 persons) (2)(3)(4)(5)(6)(7)(8)	2,486,757	49.1%

*
Less than one percent.

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)
Includes shares issuable pursuant to currently exercisable stock options under the 1993 Plan as follows: 461,944 for R. Jeffrey Bailly, 9,375 for Mr. Williams, 41,875 for Mr. Lataille, 16,875 for Mr. LeSavoy, and 6,250 for Mr. Brateris.

(3)
Includes 120,090 shares owned by the Company's Profit Sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interests in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(4)
Includes 118,028 shares owned by a trust for the benefit of Mr. Shaw's children as to which Mr. Shaw disclaims beneficial ownership.

(5)
Includes shares issuable pursuant to currently exercisable stock options as follows: 17,500 for William Shaw, 7,500 for Richard Bailly, 44,145 for William Curry, 35,739 for Kenneth Gestal, 49,503 for Peter Worrell, and 35,681 for Michael Ross.

(6)
Includes 175,924 shares owned by the wife of Richard Bailly as to which Mr. Bailly disclaims beneficial ownership. Excludes 894,182 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(7)
Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell's spouse.

(8)
Includes 38,920 shares owned by the wife of William Curry, as to which he disclaims beneficial ownership.

Management

        The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Paul J. Brateris	57	Vice President
Ronald J. Lataille	40	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	46	Vice President
Wayne G. Williams	59	Vice President

        Mr. Brateris joined the Company in November, 2000 as a Vice President in the Company's Packaging Division. From 1998 through 2000 he was Vice President and General Manager Paper Packaging of Bemis Co., a manufacturer of multi-wall bags for the agricultural, chemical, food and commodity markets. Prior to that, from 1994 to 1998 he was Chief Operating Officer of Amgraph Packaging, Inc., a producer of flexible packaging products.

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

        Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operating Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and more recently as Vice President.

        Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and more recently as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as a Vice President in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company from 1966 through 1981 where he held various technical, sales and project management positions.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Executive Compensation

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the named executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
R. Jeffrey Bailly President and Chief Executive Officer (1)	12/31/01 12/31/00 12/31/99	200,000 200,000 175,000	— 57,500 71,000	47,484 62,945 77,625	56,050 74,300 110,275	— 125,000 74,444	16,975 16,530 13,033
Ronald J. Lataille Vice President, Treasurer and Chief Financial Officer	12/31/01 12/31/00 12/31/99	135,000 135,000 130,000	12,000 11,500 13,000	3,115 7,165 5,750	5,000 11,500 9,900	7,500 7,500 10,000	4,630 7,352 6,918
Wayne G. Williams Vice President	12/31/01 12/31/00 12/31/99	110,000 110,000 105,000	5,000 20,000 18,000	3,115 0 0	5,000 0 0	5,000 7,500 5,000	3,917 5,928 5,963
Richard LeSavoy, Vice President	12/31/01 12/31/00 12/31/99	125,000 120,000 101,052	10,000 18,750 15,000	6,230 9,940 8,000	10,000 18,750 14,987	10,000 7,500 20,000	4,630 6,803 6,014
Paul Brateris, Vice President	12/31/01	135,000	25,000	—	—	—	2,718

(1)
See "Employment Contract" below.

(2)
These amounts were paid to Messrs. Bailly, Lataille, Williams and LeSavoy in compensation for the taxes attributable to the issuance to them of the restricted shares of the Company's Common Stock reflected under the caption "Restricted Stock Awards" in this table.

(3)
On February 11, 2002, the Company issued to Messrs. Bailly, Lataille, Williams and LeSavoy 49,383, 6,173, 6,173 and 12,346 restricted shares of the Company's Common Stock, respectively. Based on $0.81 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $40,000 for Mr. Bailly, $5,000 for Mr. Lataille, $5,000 for Mr. Williams and $10,000 for Mr. LeSavoy. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2002 at a market price of $1.07 per share on the date of issuance, the value of which was $16,050. On January 1, 2001, the Company issued to Messrs. Bailly, Lataille and LeSavoy 44,722, 6,944 and 11,322 restricted shares of the Company's Common Stock, respectively. Based on $1.66 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date immediately preceding the date of issuance, the value of these shares was $74,300 for Mr. Bailly, $11,500 for Mr. Lataille and $18,750 for Mr. LeSavoy. On January 1, 2000, the Company issued to Messrs. Bailly, Lataille and LeSavoy 33,500, 3,600 and 5,450 restricted shares of the Company's Common Stock, respectively. Based on $2.75 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date immediately preceding the date of issuance, the value of these shares was $92,125 for Mr. Bailly, $9,900 for Mr. Lataille and $14,987

  for Mr. LeSavoy. In addition, the Company issued to Mr. Bailly 5,000 restricted shares of the Company's Common Stock in April 1999 at a market price of $3.63 per share, based on the closing price of the Company's Common Stock on the Nasdaq Market on the date of issuance. All the shares reflected in this column are fully vested. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company's Common Stock.

(4)
The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 1999, 2000 or 2001.

(5)
Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust and, for Mr. Bailly, life insurance premiums paid by the Company of $11,840 in fiscal 2001, $8,750 in fiscal 2000 and $5,400 in fiscal 1999.

Employment Contract

        In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly's agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to issue Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

        Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

Severance Plans

        In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months.

Stock Options

        The following tables set forth certain information with respect to stock options granted to the named executive officers during the year ended December 31, 2001 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31, 2001. The named executive officers did not exercise any stock options to purchase the Company's Common Stock during the year ended December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Shares of Common Underlying Options Granted (#)
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
R. Jeffrey Bailly	—	—	—	—	—	—
Ronald J. Lataille	7,500(1)	6.9	0.80	12/13/06	1,658	3,663
Richard LeSavoy	10,000(1)	9.3	0.80	12/13/06	2,210	4,884
Wayne G. Williams	5,000(1)	4.6	0.80	12/13/06	1,105	2,442
Paul Brateris	25,000(1)	23.2	1.06	11/05/06	7,321	16,179

(1)
Options vest at the rate of 25% per year commencing one year from the date of grant.

(2)
The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3)
The 5% and 10% assumed rate of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

YEAR-END OPTION VALUES

	Number of unexercised options at fiscal year-end(#)		Value of unexercised in-the-money options at fiscal year-end($)(1)
Name
	Exercisable/unexercisable		Exercisable/unexercisable
R. Jeffrey Bailly	388,333	31,111	0	0
Ronald J. Lataille	41,875	23,125	0	2,025
Wayne G. Williams	9,375	13,125	0	1,350
Richard LeSavoy	16,875	25,625	0	2,700
Paul Brateris	6,250	43,750	0	250

(1)
Represents the fair market value of the Company's Common Stock on December 31, 2001 ($1.07 per share based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

        1993 Stock Option Plan.    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. There are 1,555,000 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of

Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options ("nonqualified stock options"). Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

        Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 2001 was composed of Messrs. Curry, Worrell and Ross. Neither Mr. Curry, Mr. Worrell nor Mr. Ross is a former or current officer or employee of the company.

Compensation Committee and Board of Directors Report

        The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

        The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

        Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company's common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

        Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 2001, the Company granted options to purchase 47,500 shares to executive officers as a group under the 1993 Stock Option Plan.

        For 2001, R. Jeffrey Bailly received a bonus consisting of 49,383 fully vested shares of the Company's Common Stock in addition to the 15,000 fully vested shares of the Company's Common Stock required by the employment agreement negotiated with Mr. Bailly in April 2000. Mr. Bailly received $47,484 in compensation for the taxes attributable to the grant of these shares. Mr. Bailly also received a salary of $200,000, and no cash bonus. This compensation, including the discretionary bonus, was based upon the employment agreement. See "Employee Contract." The Board has conducted a survey of salaries of chief executive officers. Based upon that information and its experience, the Company believes that Mr. Bailly's compensation was comparable to the compensation of chief executive officers of similar companies.

Compensation	Board of Directors
WILLIAM C. CURRY	WILLIAM H. SHAW
PETER R. WORRELL	R. JEFFREY BAILLY
MICHAEL J. ROSS	RICHARD L. BAILLY
WILLIAM C. CURRY
KENNETH L. GESTAL
PETER R. WORRELL
MICHAEL J. ROSS

Performance Graph

        The following graph compares the semiannual change in the Company's cumulative total shareholder return for the five years ending December 31, 2001 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

        Assumes $100 invested on December 31, 1996 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United Development Company Limited.    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development. Wayne G. Williams who is an officer and stockholder of the Company, owns an approximately 5.3% limited partnership interest in this entity.

        The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the "Original Note") which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the "New Note") in favor of the Company in the principal amount of $99,750, of which $45,784 remained outstanding as of December 31, 2001. The New Note bears interest at the rate of 9.75% per year. The principal amount of the New Note amortizes on a four year basis with the balance of the outstanding principal amount repayable on December 31, 2002. The New Note is secured by a second priority mortgage on United Development's Decatur, Alabama facilities.

        Kissimmee, Florida Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Kissimmee, Florida manufacturing facility to December 31, 2006. Monthly rent for the lease is $12,467 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

        Decatur, Alabama Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Decatur, Alabama manufacturing facility to December 31, 2006. Monthly rent for the lease is $7,875 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

        Repurchase of Stock from Berkowitz Partners L.P..    On February 26, 2001, the Company repurchased an aggregate of 300,000 shares of its Common Stock held by an investment group consisting of Cramer, Berkowitz Partners, L.P.; Berkowitz Capital & Co., L.L.C.; and J.L. Berkowitz & Co., L.L.C. for $1.75 per share or an aggregate of $525,000 in cash. The investment group currently owns less than 5% of the Company's Common Stock.

Proposal No. 2
PROPOSAL TO AMEND THE COMPANY'S
1998 EMPLOYEE STOCK PURCHASE PLAN

        Effective June 3, 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to provide employees of the Company with additional incentives by permitting them to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. The Board of Directors has approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Stock Purchase Plan from 150,000 to 400,000 shares. The following is a summary description of the Stock Purchase Plan and is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

Description of the Stock Purchase Plan

        The Stock Purchase Plan provides that all employees of the Company (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year and who are employees of the Company on or before the first day of the applicable offering period are eligible to participate. However, no employee who holds five percent or more of the Company's Common Stock will be eligible to participate. Further, no employee may be granted an option pursuant to which the employee's right to purchase Common Stock under the Stock Purchase Plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 525 employees are currently eligible to participate in the Stock Purchase Plan.

        Eligible employees of the Company elect to participate in the Stock Purchase Plan by giving notice to the Company and instructing the Company to withhold a specified dollar amount from the employee's salary during the following six-month period (periods run from January 1 to June 30 and July 1 to December 31, and each is referred to as an "Offering Period"). On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to the lesser of 85% of the fair market value of the Common Stock on either the first day of the Offering Period or on the last day of the Offering Period, whichever is less (the "Option Exercise Price"). (For this purpose, fair market value is the average of the high and low sales prices as reported on the Nasdaq Small Cap Market.) If no shares are traded on those days, the average of the fair market values on the immediately preceding and the next following business day on which shares are traded is used instead. The Company technically grants an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically on termination of employment with the Company. Unless a person files a new authorization or withdraws from the Stock Purchase Plan, his or her deductions and purchases under the authorization on file under the Plan shall continue as long as the Plan remains in effect.

        A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent of his or her base pay (including commissions, if applicable), but not less than 1% of base pay and in no event less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of the Offering Period may not be more than 1,500 shares on any such date.

        An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, the Company will refund without interest the entire remaining balance of the employee's deductions.

        The maximum number of shares of Common Stock that may currently be purchased by employees under the Stock Purchase Plan is 150,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. If the amendment is approved, a total of 400,000 shares of Common Stock will be available under the Stock Purchase Plan. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market.

        The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that no amendment will be effective without stockholder approval if the amendment would (a) materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, (b) materially increase the benefits accruing to participants in the Stock Purchase Plan, or (c) materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

        The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan. In addition, the Company will not have a deductible compensation expense as a result of such grant or exercise unless there is a premature disposition, as described in the next paragraph. If the employee does not dispose of the shares of the Company common stock for at least two years from the grant of an option under the Stock Purchase Plan, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Company common stock at the time of disposition over the exercise price, or (ii) the excess of the fair market value of the Company common stock on the first day of the offering period over the option exercise price. The sum of this amount of income realized plus the option exercise price paid will be the employee's tax basis in the Company common stock. An employee will recognize long-term capital gain (or loss) to the extent the sales proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he or she suffers on the sale will be a capital loss.

        If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (or, if less, the excess of the sales proceeds realized on disposition of the shares over the option exercise price). Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount, provided the Company timely provides the recipient and the Internal Revenue Service with a form W-2 or W-2c, whichever is applicable.

        The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares of the Company common stock under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code. The foregoing federal income tax summary is based upon provisions of the Internal Revenue Code as in effect on the date hereof, regulations promulgated and proposed thereunder, administrative rulings and pronouncements by the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

        The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

Proposal No. 3
PROPOSAL TO AMEND THE COMPANY'S
1998 DIRECTOR STOCK OPTION INCENTIVE PLAN

        Effective July 15, 1998, the Company adopted the 1998 Director Stock Option Incentive Plan (as amended February 24, 1999 and as further amended July 2, 2001, the "Director Plan"). The purpose of the Director Plan is to maximize long-term stockholder value by aligning the interests of nonemployee directors of the Company with those of its stockholders by offering nonemployee directors ownership of the Company's Common Stock. The Board of Directors has approved an amendment to the Director Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Director Plan from 175,000 to 425,000 shares. The following is a summary description of the Director Plan and is qualified in its entirety by reference to the full text of the Director Plan.

Description of the Director Plan

        The Director Plan may be administered by the Board of Directors or by any committee of the Board of Directors, including the Compensation Committee. Subject to the express provisions of the Director Plan, the Compensation Committee has the authority to interpret and construe the Director Plan and to adopt rules and regulations for administering the Director Plan.

        Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan. As of the date of this proxy statement, the Company's nonemployee directors are Messrs. Shaw, Curry, Gestal, Worrell, Ross and Richard L. Bailly.

        Under the Director Plan, 15,932 shares of Common Stock are currently available for the grant of stock options, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Stock. If the amendment is approved, a total of 265,932 shares of Common Stock will be available under the Director Plan. To the extent a stock option granted under the Director Plan expires or terminates unexercised, the shares of Common Stock allocable to the unexercised portion of such option are available for awards under the Director Plan. In addition, to the extent that shares are delivered to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Plan.

        The Director Plan, as originally adopted, became effective on July 15, 1998. The Director Plan will terminate when shares of Common Stock are no longer available under the Director Plan unless terminated earlier by the Board of Directors. The Board of Directors or the stockholders may amend or discontinue the Director Plan at any time except that no amendment or discontinuance may change or impair any options previously granted without the consent of the optionee, or where stockholder approval is required by applicable law, rule or regulation. Should an optionee cease to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, such optionee's options may be exercised to the extent exercisable on the date of such termination by the optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during their specified term but not later than three months after the date of such termination. Should such an optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability, such options may be exercised in full by the optionee or, if she or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one year after the date of death or permanent disability.

        Automatic options, elective options and discretionary options may be granted under the Director Plan. Since July 1, 1999 and continuing in effect on July 1 in each subsequent calendar year, each person who is at the time serving as a nonemployee director is automatically granted an option (each an "Automatic Option") to purchase 2,500 shares of Common Stock.

        Under the Director Plan each nonemployee director may elect to receive all or a portion of his annual director fees or fees for serving as a member of any committee of the Board of Directors earned during each calendar year in the form of an option ("Elective Options"). Each such election must be irrevocable and made by December 31 of each year for fees to be received in the following calendar year. The number of shares of Common Stock into which Elective Options granted in any year are exercisable shall be determined based on an independent appraisal for such year of the intrinsic value of the options granted and the amount of fees covered by the director's election for such year. Elective Options, if any, are granted on the date of the annual meeting of stockholders.

        The Compensation Committee may grant options to nonemployee directors from time to time in its discretion subject to the provisions of the Director Plan (the "Discretionary Options"). The Compensation Committee may establish the terms of the Discretionary Option in its sole discretion including, without limitation, the time to expiration (which shall not exceed 10 years) and the vesting schedule of such options.

        Each Automatic Option and Elective Option granted is for a term of ten years and is exercisable for any or all of the shares covered by such Option on the date of grant under the Director Plan.

        The exercise price per share of all Discretionary Options granted under the Director Plan will be determined by the Compensation Committee in its discretion, and may be greater than, but not less than, 100% of the fair market value per share of Common Stock on the grant date, which is defined as the average between the highest and lowest sale prices per share on The Nasdaq Small Cap Market on the trading day next preceding the date of grant of the Option. The exercise price of an Automatic Option or an Elective Option will be 100% of the fair market value of Common Stock as of the applicable grant date. Options may be exercised (i) by the payment of cash in the amount of the aggregate option price, (ii) by surrendering shares of Common Stock owned by the participant, (iii) by a combination of (i) and (ii), having a combined value equal to the aggregate option price of the shares subject to the option or the portion of the option being exercised, or (iv) by any other means the Compensation Committee deems appropriate. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant will expire.

        Options granted under the Director Plan are not transferable by the participant other than by court order, will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant.

        As of the date of this proxy statement, Elective Options to purchase 112,068 shares of Common Stock have been granted to Messrs. Curry, Gestal, Worrell, Roddick and Ross at exercise prices ranging from $1.65 to $3.75 per share. In 2001, Messrs. Richard L. Bailly, Curry, Gestal, Ross, Worrell and Shaw each received, automatically and in addition to any stock options granted in lieu of annual fees, Automatic Options to purchase 2,500 shares of Common Stock with an exercise price of $1.50 per share under the Director Plan. No Discretionary Options have been granted. The closing price of the Company's Common Stock on April 19, 2002 was $1.58 per share.

        The following general discussion of the United States federal income tax consequences of the issuance and exercise of options granted under the Director Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change. This discussion is not intended to be a complete discussion of all of the United Stated federal income tax consequences of the Director Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Director Plan is not qualified under Section 401 of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. In addition, because tax consequences may vary and certain exceptions may apply depending upon the personal circumstances of individuals, each option holder should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her.

        The recipient of an option under the Director Plan generally will not recognize any taxable income upon the grant of an option under the plan. Generally, he or she will recognize ordinary taxable income at the time the option is exercised in an amount equal to the excess of the fair market value of the shares of the Company common stock received on the date of exercise over the option exercise price. However, directors generally will be subject to Section 16(b) of the Securities Exchange Act upon their sale of shares of the Company common stock and this may affect their tax liability. In the case of exercise of an option within six months of grant by someone whose sale of shares of the Company common stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed. The Internal Revenue Service regulations have not yet been amended to conform with the rules under Section 16(b). However, it is generally anticipated that the date of recognition will be postponed to the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of the Company common stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the recognition date in an amount equal to the excess of the fair market value of the shares at that time over the option exercise price. Despite this general rule, the option holder may make an election pursuant to Section 83(b) of the Internal Revenue Code, in which case the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later recognition date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days after exercise.

        The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the recipient does not continue to work for the Company for a period of time specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date that the shares are no longer subject to the substantial risk of forfeiture, unless a Section 83(b) election (described above) is made.

        The Company will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and timely filed with the Internal Revenue Service.

        When an option holder subsequently disposes of the shares of the Company common stock received upon exercise of an option, he or she will generally recognize capital gain or loss (long-term or short-term depending on the holding period of the shares) in an amount equal to the difference between amount realized and the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

        An option holder who pays the exercise price, in whole or in part, by delivering shares of the Company common stock already owned by him or her will generally recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

        The following table sets forth the amounts that have been received by or allocated to each of the following under the Director Plan.

New Plan Benefits
1998 Director Stock Option Incentive Plan

Name	Dollar Value($)(1)	Number of Shares Subject to Options(2)(3)
R. Jeffrey Bailly, Chief Executive Officer and President	Not eligible	N/A
William J. Shaw, Chairman of the Board	0	7,500
Richard L. Bailly, Secretary	0	7,500
William C. Curry	0	31,645
Kenneth L. Gestal	0	28,239
Peter R. Worrell	0	44,503
Michael J. Ross	0	35,681
Current Executive Officers as a Group	Not eligible	N/A
Current Nonemployee Directors as a Group	0	155,068
All Employees who are not Executive Officers as a Group	Not eligible	N/A

(1)
Based solely on the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation is not based on the amount of cash fees elected to be received in the form of elective options and does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of the Company common stock on April 19, 2002 was $1.58.

(2)
Options may be granted under the Director Plan only to nonemployee directors.

(3)
Including options to purchase 2,500 shares that would be granted pursuant to the July annual grant to each of the Company's nonemployee directors (total of 15,000 shares) provided that they remain directors of the Company through July 1, 2002. Does not include elective options that will be granted on June 5, 2002 in lieu of director fees because the number of shares is dependent upon the market price of the Company's Common Stock on June 5, 2002. For 2002, the number of elective options to be granted to directors in lieu of fees has been determined to be equal to three times the cash fees that would otherwise have been paid, divided by the market price on the date of grant. The nonemployee directors have elected to receive elective options in lieu of an aggregate of $30,500 of cash fees that would otherwise be paid to them in 2002.

        The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal to amend the Director Plan is required to amend the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3.

OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors, for the proposal to amend the 1998 Employee Stock Purchase Plan and for the proposal to amend the 1998 Director Stock Option Incentive Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

        The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the amendments to each of the Plans.

        Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against each of the proposals to amend the Plans, even though the stockholder so abstaining intends a different interpretation.

        Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on either of the proposals to amend the Plans. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") on the election of directors or on either of the proposals to amend the Plans will count toward the quorum but will have no effect on those proposals not voted.

Independent Auditors

        The Board of Directors has appointed Arthur Andersen LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2002. The Company is advised that no member of Arthur Andersen LLP has any direct financial interest or material indirect financial interest in the Company since the date of their engagement, May 21, 1999 or, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

        Because of the recent criminal indictment of Arthur Andersen LLP and uncertainties as to that firm's continued existence and professional capabilities, the Audit Committee and Board of Directors intend to monitor the ability of such firm to competently and with appropriate continuity of personnel provide the auditing and other services required by the Company in compliance with professional standards. Arthur Andersen LLP has represented by letter dated March 22, 2002, that its audit of the Company's consolidated financial statements as of December 31, 2001 was subject to Arthur Andersen's quality control system for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen's personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the Company's audit, and thus, the Company received no assurances from Arthur Andersen LLP regarding such availability.

        If, in light of the uncertainties involving Arthur Andersen LLP, the Audit Committee determines that continuing engagement of Arthur Andersen LLP is not in the best interests of the Company and its stockholders, the Board of Directors will appoint a new independent auditor for 2002.

        A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Small Cap Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that, except as described below, all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2001. Mr. Curry filed one Form 4 after the date specified therefor to report one transaction in 2001.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than the election of directors, the proposal to amend the 1998 Employee Stock Purchase Plan, and the proposal to amend the 1998 Director Stock Option Incentive Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

        Proposals that stockholders intend to present at the Company's 2003 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, must be received by the Company no later than January 1, 2003. If a proponent fails to notify the Company by March 15, 2003 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2003 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Audit Committee," "Compensation Committee and Board of Directors Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

UFP TECHNOLOGIES, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

        The UFP Technologies, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of UFP Technologies, Inc. (the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's $.01 par value common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. ELIGIBLE EMPLOYEES.

        (a) All persons who are employees of the Company or any of its participating subsidiaries on or before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

        (b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3. STOCK SUBJECT TO THE PLAN.

        The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 400,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4. OFFERING PERIODS AND STOCK OPTIONS.

        (a) Six month periods during which payroll deductions will be accumulated under the Plan ("Offering Periods") will commence on January 1 and July 1 of each year and end on the June 30 or December 31 next following the commencement date. The first Offering Period shall commence on July 1, 1998 and end on December 31, 1998. Each Offering Period includes only regular pay days falling within it. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

        (b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to avoid fractions other than multiples of 1/8. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

        (c) For purposes of this Plan, the term "fair market value" on any date means, if the Common Stock is listed on a national securities exchange or is on the National or SmallCap Market Lists of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, but not on the National or SmallCap Market Lists of NASDAQ, the average of the high and low bid quotations for the Common Stock on such date, each as published in the WALL STREET JOURNAL. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.

        (d) For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the NASDAQ or such other national securities exchange on which the Common Stock is listed.

        (e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5. EXERCISE OF OPTION.

        Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,500 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6. AUTHORIZATION FOR ENTERING PLAN.

        (a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee an authorization ("Authorization"):

  (i)
  stating the amount to be deducted regularly from his or her pay;

  (ii)
  authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

  (iii)
  specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof; and

  (iv)
  at the discretion of the employee in accordance with Article 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

        Such Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before an Offering Commencement Date.

        (b) The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

        (c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before the date of such next Offering Commencement Date.

7. ALLOWABLE PAYROLL DEDUCTIONS.

        An employee may authorize payroll deductions in any even dollar amount up to but not more than ten percent (10%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be one percent (1%) of his or her base pay but in no event less than five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8. UNUSED PAYROLL DEDUCTIONS.

        Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9. CHANGE IN PAYROLL DEDUCTIONS.

        Deductions may not be increased or decreased during an Offering Period.

10. WITHDRAWAL FROM THE PLAN.

        (a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by delivering a notice to the Chief Financial Officer of the Company or his designee (a "Withdrawal Notice") in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

        (b) If employee withdraws from the Plan, the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such

Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11. ISSUANCE OF STOCK.

        Upon written request, certificates for Common Stock will be issued and delivered to participants as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee's Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

        An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee's death.

13. TERMINATION OF EMPLOYEE'S RIGHTS.

        (a) Except as set forth in the last paragraph of this Article 13, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

        (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

        (c) Upon termination of the participating employee's employment because of death, the employee's beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14. DESIGNATION OF BENEFICIARY.

        A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15. TERMINATION AND AMENDMENTS TO PLAN.

        (a) The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

        (b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16. LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN.

        Common Stock purchased under the Plan by employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, may not be sold for six (6) months after the Offering Termination Date on which such shares were purchased, unless such transaction shall be exempt from Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Thereafter, such employees may sell Common Stock purchased under the Plan at any time. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock. Certificates representing shares of Common Stock purchased under the Plan will bear a legend reflecting the restrictions on transfer set forth herein.

17. COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN.

        The Company will bear all costs of administering and carrying out the Plan.

18. PARTICIPATING SUBSIDIARIES.

        The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19. ADMINISTRATION OF THE PLAN.

        (a) The Plan shall be administered by a committee of "disinterested" directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company's Compensation Committee (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

        (b) The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        (c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

        (d) Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee's accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee's accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

        (e) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20. OPTIONEES NOT STOCKHOLDERS.

        Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21. APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22. GOVERNMENTAL REGULATION.

        (a) The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

        (b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23. TRANSFERABILITY.

        Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24. EFFECT OF CHANGES OF COMMON STOCK.

        If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25. MERGER OR CONSOLIDATION.

        If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26. WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX.

        The Company will undertake such withholding in connection with the Plan as it determines is appropriate, in its sole discretion.

27. APPROVAL OF STOCKHOLDERS.

        The Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly convened meeting of stockholders, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

        Date of Approval by the Board of Directors: April 16, 1998, as amended February 28, 2002.

        Date of Approval by the Stockholders: June 3, 1998

Appendix B

UFP TECHNOLOGIES, INC.
1998 DIRECTOR STOCK OPTION INCENTIVE PLAN
(AS AMENDED AS OF FEBRUARY 28, 2002)

        1. Statement of Purpose.    This 1998 Non-employee Director Stock Option Plan (the "Plan") intended to promote the interests of UFP Technologies, Inc., a Delaware corporation (the "Company") by offering non-employee members of the Board of Directors of the Company (individually a "Non-employee Director" and collectively "Non-employee Directors") the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Company.

        2. Administration.    The Plan shall be administered by the Board of Directors of the Company or by any committee of the Board of Directors, including the Compensation Committee (the "Committee"). The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

        3. Eligibility.    Non-employee Directors of the Company shall be eligible to receive grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 5 hereof.

        4. Stock Subject to Plan.    The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 425,000 shares, subject to adjustment from time to time in accordance with Section 9 hereof.

        5. Granting of Options.

        a. Automatic Granting of Options.

        (i) Commencing July 1, 1999, and continuing in effect on July 1, in each subsequent calendar year, each individual who is at the time serving as a Non-employee Director shall receive an automatic grant of an Option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 10 hereof). Each Option granted pursuant to this Section 5(a)(herein referred to individually as an "Automatic Option" or collectively as "Automatic Options") shall be for a term of ten (10) years. Each Option shall become exercisable for any or all of the shares covered by such Option on the later of the date on which this Plan is ratified by the shareholders of the Company or on the date of automatic grant pursuant to this Section 5(a). The Automatic Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing automatic grant dates under this Section 5(a) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates".

        (ii) Should an Optionee cease to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, such Optionee's Automatic Options may be exercised (to the extent they were exercisable on the date of such termination) by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during their specified term but not later than three (3) months after the date of such termination.

        (iii) Should an Optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), such Automatic Options may be exercised in full, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one (1) year after the date of death or permanent disability.

        b. Options in Lieu of Director Fees.

        (i) Each Non-Employee Director may elect to receive any or all of his or her annual director fees or fees for serving as a member of any committee of the Board of Directors earned during the second half of 1998 and each subsequent calendar year in the form of Non-Qualified Stock Options under this Section 5(b). Each Option granted pursuant to this Section 4(b) is herein referred to individually as an "Elective Option" or collectively as "Elective Options". Each such election must be irrevocable, and made in writing and filed with the Secretary of the Company by June 30, 1998 (for fees earned in the second half of 1998) and (for fees earned in subsequent calendar years) by December 31 of each year for fees to be received in the following calendar year.

        (ii) A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year. If no new election or revocation of a prior election is received by December 31 of any calendar year, the election, if any in effect for such calendar year shall continue in effect for the immediately succeeding calendar year. If a director does not elect to receive his or her fees in the form of Non-Qualified Stock Options, the fees otherwise due such director shall be paid in accordance with the normal payment dates of director fees, as the same may be amended from time to time by the Company.

        (iii) The number of common shares covered by each Elective Option granted in any year under this Section 5(b) shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director's election for such year. The number of common shares covered by options granted in 1998 and 1999 (as determined under this procedure) shall be the number of whole shares equal to (A) the product of three (3) times the amount of fees which the director has elected under subsection (i) to receive in the form of Elective Options, divided by (B) One Hundred percent (100%) of the fair market value of one common share on the grant date. Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid in cash.

        (iv) Each Elective Option due a director under this Section 5(b) shall be issued as of the date of the Annual Meeting of Stockholders of the Company held in the calendar year during which the corresponding fees otherwise due the director would have been paid and at a purchase price equal to One Hundred percent (100%) of the fair market value of the common shares covered by such option on the grant date, provided, however, that with respect to fees earned during the second half of 1998, the date of grant shall be July 15, 1998. Each Elective Option shall have a term of ten (10) years and shall become exercisable for any or all of the shares covered by such Elective Option on the later of the date on which this plan is ratified by the shareholders of the Company or on the date of grant pursuant to this Section 5(b). The Elective Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing elective grant dates under this Section 5(b) are herein referred to individually as an "Elective Grant Date" and collectively as "Elective Grant Dates".

        (v) Each Elective Option shall remain in effect for the remainder of the option term following the termination of the Optionee's service on the Board of Directors of the Company. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended) of the Optionee, such Elective Options may be exercised in full, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term.

        c. Discretionary Granting of Options.

        (i) In addition to the Automatic Options and Elective Options, the Committee may grant non-qualified options to Non-Employee Directors from time to time in the discretion of the Committee subject to the provisions of this Section 5(c) and the other provisions of this Plan. Each Option granted pursuant to this Section 5(c) is herein referred to individually as a "Discretionary Option" or collectively as "Discretionary Options". The grant of a Discretionary Option pursuant to this Section 5(c) shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the Non-Employee Director, stating the number of shares of Common Stock subject to such Option evidenced thereby and in such form and with such restrictions and subject to such conditions as the Committee may from time to time determine, which need not be the same for each grant or for each participant.

        (ii) Each Discretionary Option shall be for a term of not more than ten years. Each Discretionary Option shall become exercisable in such installments as may be determined from time to time by the Committee but not earlier than the date on which this Plan is ratified by the shareholders of the Company. In addition, subject to such shareholders ratification, the Committee may, in its discretion (i) accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate to effectuate the purpose of the Plan; or (ii) at any time prior to the expiration or termination of any Option previously granted, extend the term of any such option for such period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

        (d) The Non-employee Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (e) In the event that an Option expires or is terminated or canceled unexercised as to any shares of Common Stock, the shares subject to the Option, or portion thereof not so exercised, shall be available for subsequent grants of Automatic Options, Elective Options or Discretionary Options under this Plan.

        (f) Should the total number of shares of Common Stock at the time available under this Plan not be sufficient for the automatic or elective grants to be made at that particular time, the available shares shall be allocated proportionately among all Automatic and Elective Option grants to be made at that time.

        6. Exercise Price.    The exercise price of a Discretionary Option shall be determined by the Committee in its discretion, and may be greater than, but not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. The exercise price of an Automatic Option or an Elective Option shall be 100% of the fair market value of Common Stock as of the applicable Automatic Grant Date or Elective Grant Date. Such fair market value shall be deemed to be the last trading price of the Common Stock on the trading day next preceding the date of the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding the date of grant of the option. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding the date of grant of such option or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such manner as it may deem appropriate. In no event shall the exercise price of any share of Common Stock be less than its par value.

        7. Exercise of Option.

        a. A Discretionary Option may be exercised in such manner as may be provided in the applicable Non-Qualified Stock Option Agreement referred to in Section 5(c)(i) hereof. An Automatic Option or an Elective Option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, or its equivalent, or by tendering previously owned shares of the Common Stock of the Company, or by a combination of these methods. Payment may also be made by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law. For the purpose of this Section 7, the per share value of the Common Stock of the Company shall be the fair market value determined in accordance with Section 6 hereof, except using the trading day next preceding the date of exercise. Any Optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the Optionee chooses, regardless of the order in which said options were granted.

        b. In connection with the exercise of options granted under the Plan, the Company may make loans to the Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of the Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

        c. At the time of exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        8. Non-Transferability.    Except as otherwise provided in an Optionee's option agreement, or as otherwise permitted by the Committee in its discretion, Options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, during the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

        9. Adjustments.    The number of shares subject to this Plan and to Options granted under this Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to Options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to this Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to this Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the exercise price per share shall be proportionately adjusted.

        10. Amendment or Discontinuance of Plan.    This Plan may from time to time be amended or discontinued by action of the Board of Directors or by the stockholders of the Company; provided that no such amendment or discontinuance shall change or impair any Options previously granted without the consent of the Optionee.

        11. No Impairment of Rights.    Nothing in this Plan or any Automatic Grant or Elective Grant made pursuant to this Plan shall be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any Optionee from service on the Board of Directors of the Company at any time in accordance with the provisions of the Company's By-laws and applicable law.

        12. Effective Date.    This Plan was adopted and authorized by the Board of Directors of the Company on June 3, 1998 and became effective on July 15, 1998. The Plan was amended on February 24, 1999, July 2, 2001 and February 28, 2002.

PROXY	UFP TECHNOLOGIES, INC.	PROXY

        The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2002 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Wednesday, June 5, 2002, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted for the election of the Nominees as Directors, for the proposal to amend the 1998 Director Stock Option Incentive Plan and for the proposal to amend the 1998 Employee Stock Purchase Plan.

Continued, and to be signed, on reverse side
(Please fill in the reverse side and mail in enclosed envelope)

Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
UFP TECHNOLOGIES, INC.
June 5, 2002

Please Detach and Mail in the Envelope Provided

☒ Please mark votes as in this example.

	FOR ALL NOMINEES (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
1. Election of directors:	☐	☐	Nominees: Richard L. Bailly, Peter R. Worrell and Michael J. Ross	2. To amend the 1998 Employee Stock Purchase Plan as described in the accompanying Proxy Statement.	☐	☐	☐
FOR except vote withheld from the following nominee(s): (Instructions: To withhold authority to vote for any Individual Nominee write that Nominee's Name in the space provided above.)				3. To amend the 1998 Director Stock Option Incentive Plan as described in the accompanying Proxy Statement.	☐	☐	☐
The Board of Directors recommends a vote for the Nominees as Directors, for Proposal No. 2 and for Proposal No. 3.
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
Please mark and date and return the proxy card using the enclosed envelope.
Signature:	Date:	Signature:	Date:

NOTE: (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

QuickLinks

UFP TECHNOLOGIES, INC. 172 EAST MAIN STREET GEORGETOWN, MASSACHUSETTS 01833-2107 USA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS of UFP TECHNOLOGIES, INC.
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
Proposal No. 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Proposal No. 2 PROPOSAL TO AMEND THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN
Proposal No. 3 PROPOSAL TO AMEND THE COMPANY'S 1998 DIRECTOR STOCK OPTION INCENTIVE PLAN
New Plan Benefits 1998 Director Stock Option Incentive Plan
OTHER MATTERS
UFP TECHNOLOGIES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
UFP TECHNOLOGIES, INC. 1998 DIRECTOR STOCK OPTION INCENTIVE PLAN (AS AMENDED AS OF FEBRUARY 28, 2002)